UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Boulevard, Suite #502

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 28, 2009, Anesiva, Inc., (the “Company”), in connection with the previously announced offering by the Company of subscription rights to purchase an aggregate principal amount of $3,000,000 of notes to holders of the Company’s common stock (the “Rights Offering”), entered into the Second Supplemental Indenture to Indenture (the “Second Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A. The Second Supplemental Indenture amends the Supplemental Indenture to Indenture, dated April 2, 2009 (the “Supplemental Indenture”) to, among other things, clarify certain ambiguities contained in the Supplemental Indenture and to conform the Supplemental Indenture to the “Description of Notes” contained in the Prospectus Supplement filed by the Company with the Securities and Exchange Commission on April 2, 2009, which describes the Rights Offering.

The Company is filing the Second Supplemental Indenture as exhibit 4.4 to this current report on Form 8-K for the purpose of incorporating such item as an exhibit in its Registration Statement on Form S-3 (File No. 333-133337).

Item 9.01.	Financial Statements and Exhibits.

4.4	Second Supplemental Indenture, dated April 28, 2009, by and between Anesiva, Inc. and The Bank of New York Mellon Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2009	ANESIVA, INC.

	By:	/s/ John H. Tran
John H. Tran Vice President, Finance and Chief Accounting Officer

Index to Exhibits

4.4	Second Supplemental Indenture, dated April 28, 2009, by and between Anesiva, Inc. and The Bank of New York Mellon Trust Company, N.A.